Exhibit 99.1

ASTROTECH REPORTS FISCAL YEAR 2025 FINANCIAL RESULTS

Austin, Texas – September 25, 2025 – Astrotech Corporation (Nasdaq: ASTC) (the “Company” or “Astrotech”) reported its financial results for the fiscal year ended June 30, 2025.

Financial Highlights & Fiscal Year Developments

●

Revenue decreased to $1.0 million as Astrotech’s subsidiary, 1st Detect, sold less devices compared to prior year. Gross margin increased to 45.3% for the year compared to 45.1% in the prior year, due to device sales in fiscal year 2025 having a higher margin compared to the device sales in fiscal year 2024.

●	As of June 30, 2025, the Company has deployed the TRACER 1000 in approximately 34 locations in 16 countries across the United States, Europe and Asia.

●	The Company announced the formation of a new wholly owned subsidiary, EN-SCAN, Inc., to manufacture and sell a new line of instruments built for environmental testing applications using its proprietary ATi Gas Chromatograph and Astrotech Mass Spectrometer Technology™. The EN-SCAN new product line is designed to be used by non-technical end-users in harsh environments to analyze environmental gases, liquids, and solids.

●

1st Detect Corporation launched its enhanced TRACER 1000 Narcotics Trace Detector. The TRACER 1000 NTD is a high-performance laboratory instrument capable of rapid detection of trace levels of narcotic compounds in seconds. The TRACER 1000 NTD and the TRACER 1000 ETD together provide a comprehensive protection platform that can be applied across various markets including airports, border security, checkpoint, cargo, infrastructure security, correctional facilities, military, and law enforcement.

●	On January 14, 2025, our 1st Detect subsidiary announced that it was awarded research and development contract 70RSAT24CB0000015 with the Department of Homeland Security (“DHS”) to research, develop and mature the TRACER 1000 for DHS next generation explosives trace detection.

●

1st Detect Corporation made its first sale and deployment of its TRACER 1000 Narcotics Trace Detector in Vietnam.  This milestone marks a significant step in expanding the 1st Detect footprint across Southeast Asia and reinforces its commitment to enhancing narcotics trace detection inspection capabilities.

●

Astrotech’s consolidated balance sheet consisted of $18.2 million in cash and cash equivalents and liquid investments as of June 30, 2025, which the Company believes will support the Company’s organic growth and research and development.

“Our mission is simple - to make the benefits of precise mass spectrometry and gas chromatography accessible to organizations in our focus markets.  Our mass spectrometry products have a strong international presence, serving multiple markets. Our gas chromatography products deliver meaningful advantages by meeting real-time, on-site industry demands.  Our servicing has been expanded, and we now serve Asia, Europe and the United States. We believe our sales team’s commitment to excellence and their ability to respond to market opportunities will drive our growth in the next fiscal year,” stated Thomas B. Pickens, III, Astrotech’s Chairman, Chief Executive Officer and Chief Technology Officer.

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that creates, operates, and scales innovative businesses through its wholly owned subsidiaries. Each subsidiary leverages Astrotech’s core technology to serve specialized markets:

●	1st Detect develops, manufactures, and markets trace detection systems for security and narcotics screening applications.
●	AgLAB designs process analyzers tailored to the agriculture industry.
●	Pro-Control produces solutions for in-situ chemical process control in industrial manufacturing.
●	BreathTech is advancing a breath analysis platform to detect volatile organic compounds (VOCs) associated with infections and critical health conditions.
●	EN-SCAN, Inc. delivers portable, ruggedized environmental testing solutions that integrate gas chromatography and mass spectrometry for use in challenging field environments.

Forward-Looking Statements

This press release contains “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These statements may be identified by terms such as “aims,” “anticipates,” “believes,” contemplates,” “continue,” “could,” “estimates,” “expect,” “forecast,” “guidance,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “targets,” “will” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These factors include, but are not limited to, the adverse impact of inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing wars in Ukraine and the middle east, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this document should be evaluated in light of these important risk factors. While we do not intend to directly harvest, manufacture, distribute or sell cannabis or cannabis products, we may be detrimentally affected by a change in enforcement by federal or state governments and we may be subject to additional risks in connection with the evolving regulatory area and associated uncertainties. Any such effects may give rise to risks and uncertainties that are currently unknown or amplify others mentioned herein. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward- looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact:

Jennifer Cañas

Chief Financial Officer, Astrotech Corporation

(512) 485-9530

Investor Contact:

Matt Kreps

Managing Director, Darrow Associates

(214) 597-8200

mkreps@darrowir.com

Tables follow

ASTROTECH CORPORATION

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

(Unaudited)

	Years Ended
	June 30,
	2025	2024
Revenue	$1,049	$1,664
Cost of revenue	574	913
Gross profit	475	751
Operating expenses:
Selling, general and administrative	7,067	7,241
Research and development	8,142	6,790
Total operating expenses	15,209	14,031
Loss from operations	(14,734)	(13,280)
Other income and expense, net	886	1,616
Loss from operations before income taxes	(13,848)	(11,664)
Income tax benefit /(expense)	(2)	(2)
Net loss	$(13,850)	$(11,666)
Weighted average common shares outstanding:
Basic and diluted	1,665	1638
Basic and diluted net loss per common share:
Net loss per common share	$(8.32)	$(7.12)
Other comprehensive loss, net of tax:
Net loss	$(13,850)	$(11,666)
Available-for-sale securities:
Net unrealized gain	313	276
Total comprehensive loss	$(13,537)	$(11,390)

ASTROTECH CORPORATION

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	June 30,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$3,100	$10,442
Short-term investments	15,108	21,474
Accounts receivable	485	77
Inventory, net:
Raw materials	2,194	2,038
Work-in-process	425	66
Finished goods	310	370
Prepaid expenses and other current assets	353	261
Total current assets	21,975	34,728
Property and equipment, net	2,395	2,763
Intangible assets, net	48	-
Operating lease right-of-use assets, net	2,225	119
Other assets, net	346	30
Total assets	$26,989	$37,640
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,066	$373
Payroll related accruals	529	1,174
Accrued expenses and other liabilities	451	754
Lease liabilities, current	405	227
Total current liabilities	2,451	2,528
Accrued expenses and other liabilities, net of current portion	164	232
Lease liabilities, net of current portion	2,274	73
Total liabilities	4,889	2,833
Commitments and contingencies (Note 13)
Stockholders’ equity
Convertible preferred stock, $0.001 par value, 2,500,000 shares authorized; 280,898 shares of Series D issued and outstanding at June 30, 2025 and 2024, respectively	-	-
Common stock, $0.001 par value, 250,000,000 shares authorized at June 30, 2025 and 2024 respectively; 1,769,269 and 1,712,045 shares issued at June 30, 2025, and 2024 respectively; 1,758,953 and 1,701,729 outstanding at June 30, 2025 and 2024, respectively	190,643	190,643
Treasury shares, 10,316 shares and no shares at June 30, 2025 and 2024, respectively	(119)	(119)
Additional paid-in capital	83,310	82,480
Accumulated deficit	(250,870)	(237,020)
Accumulated other comprehensive loss	(864)	(1,177)
Total stockholders’ equity	22,100	34,807
Total liabilities and stockholders’ equity	$26,989	$37,640